For Immediate Release

Contact:

Joe Crivelli

Senior Vice President

Gregory FCA

Direct: 610-228-2100

Andrea Weiss Joins NUTRISYSTEM Board of Directors

Seasoned specialty retail industry executive brings new perspective to board

Fort Washington, Pa.-March 4, 2013- Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today announced that Andrea Weiss has joined the Company's board of directors, effective immediately. She replaces Michael F. Devine, who has resigned from the board.

Ms. Weiss, 57, is the founder and current President and Chief Executive Officer of Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds, and has served as its President and Chief Executive Officer since its formation in October 2002. She has extensive specialty retail experience, having served in several senior executive positions with dELiA*s Inc., The Limited, Inc., Intimate Brands, Inc., Guess, Inc., and Ann Taylor Stores, Inc. Ms. Weiss currently serves on the board of directors of Cracker Barrel Old Country Store, Inc. and Chico's FAS, Inc. Previously, Ms. Weiss served on the boards of directors of GSI Commerce, Inc. from 2006 to 2011 and eDiets.com, Inc. from 2004 to 2009.

Mike Hagan, Chairman of the Nutrisystem board of directors, stated, "Andrea Weiss brings a unique perspective to the Nutrisystem board, having been directly responsible for the marketing and development of several of the most recognizable retail brands for women in the United States. As over 70 percent of Nutrisystem's customers are women, her insight and knowledge of this important demographic will be invaluable as we execute our turnaround plan. In addition, she brings ecommerce expertise through her board membership at GSI Commerce, and knowledge of the diet industry as a result of her directorship at eDiets, both of which are analogous to Nutrisystem's business."

Andrea Weiss added, "I'm thrilled to join the board at Nutrisystem, which is one of the most enduring brands in the weight loss industry. As Americans continue to struggle with obesity, Nutrisystem has the products and services consumers need to meet their weight loss goals. I believe the company has a nearly unlimited opportunity to build its business, and I look forward to working with Dawn Zier, Mike Hagan, and the board to execute on our growth opportunity."

Mike Hagan added, "On behalf of the entire Nutrisystem board, I'd like to thank Mike Devine for his contributions over the past 5 and a half years. His insight and leadership, especially in the financial operations of the company, were invaluable and we wish him the best."

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem

Having helped Americans lose millions of pounds over the last 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with diabetes or at risk for type 2 diabetes. Nutrisystem® plans include a wide variety of pantry and frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.